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                                                               EX-99.B(d)(2)(ix)


                                   APPENDIX A


                                FUNDS TRUST FUNDS


                           Large Cap Appreciation Fund


Approved by Board of Trustees:  May 8, 2001.

Most Recent Annual Approval Date:  August 5, 2003.


                                WELLS FARGO FUNDS MANAGEMENT, LLC


                                By:         /s/ Andrew Owen
                                   -----------------------------------
                                               Andrew Owen
                                             Vice President


                                CADENCE CAPITAL MANAGEMENT
                                by Cadence Capital Management, Inc., its General Partner


                                By:        /s/ Wayne A. Wicker
                                   -----------------------------------
                                             Wayne A. Wicker
                                            Managing Director